Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-1 (Nos. 333-227485, 333-215365, 333-249728, 333-253612, 333-259325, 333-266684, 333-275531 and 333-273823), Forms S-3 (No. 333-282507) and Forms S-8 (Nos. 333-223566, 333-210211, 333-202858, 333-239548 and 333-281758) of Plus Therapeutics, Inc. (the “Company”) of our report dated March 31, 2025, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

Austin, Texas

March 31, 2025

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